Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 333-249485, 333-206534, 333-145986, and 333-191729) of Rocky Mountain Chocolate Factory, Inc. of our report dated June 13, 2024, with respect to the consolidated financial statements of Rocky Mountain Chocolate Factory, Inc. included in this Annual Report (Form 10-K) for the fiscal year ended February 29, 2024

/s/ CohnReznick LLP

New York, New York

June 13, 2024